Exhibit 4.14

Version for signature

Amendment Document Number 13 to the Financing Agreement of March 14, 2013

Made and entered into in Tel Aviv on the __ day of January, 2022

By and between:	The entities enumerated in Appendix 1 of the Financing Agreement
in their function as financiers (the “Financiers”)	of the first part

And:	Bank Hapoalim Ltd.
in its function as Credit Manager
and in its function as Security Trustee
(“Bank Hapoalim”)	of the second part

And:	Ceragon Networks Ltd.
Company no. 51-235244-4
of 24 Raoul Wallenberg Street, Tel Aviv, 6971920
(the “Borrower”)	of the third part

(each of the Financiers, the Credit Manager, the Security Trustee and the Borrower are hereinafter, the “Party” and jointly, the “Parties”).

Whereas:
on March 14, 2013 the Borrower entered into a financing agreement with the Financiers, inclusive of its appendices and attachments, as amended and as shall be amended from time to time (the “Financing Agreement”) in and under which, inter alia, the Borrower was provided with the “credit”; and

Whereas:	the Borrower approached the Financiers and requested to draw up various amendments to the Financing Agreement, as set forth below in this Amendment Document; and

Whereas:
in reliance on the correctness of the declarations and representations of the Borrower in the Financing Agreement and in this Amendment Document, as set forth below, and performance of all its undertakings as set forth in the Financing Agreement as amended in this Amendment Document, the Financiers accepted the Borrower’s request, all subject and pursuant to the terms and conditions of the Financing Agreement and this Amendment Document.

Now therefore the Parties hereto agree as follows:

1.	General

1.1
The preamble to this Amendment Document constitutes an integral part hereof. All terms mentioned heretofore and hereinafter in this Amendment Document shall have the meaning given to them in the Financing Agreement, unless explicitly stated otherwise.

1.2	For the avoidance of doubt, it is agreed that this Amendment Document constitutes part of the Credit Documents, as defined in section 2 of the Financing Agreement.

1.3
In addition to any declaration, representation or undertaking of the Borrower in the “Credit Documents” (as this term is defined in the Financing Agreement) or in any other agreement or document delivered or to be delivered to the Financiers in connection with the credit or in connection with the security, and without prejudicing or derogating from any of the foregoing (except as required from this Amendment Document), the Borrower declares, confirms and undertakes to the Financiers and office holders as follows:

1.3.1	the Borrower fully and accurately performed and is continuing to perform all the provisions of the Financing Agreement;

1.3.2
all the Borrower’s representations set forth in the Financing Agreement (with the exception of those set forth in sections 15.1.2, 15.1.3(a), 15.1.5, 15.1.6, 15.1.10, 15.1.11, 15.1.12 and 15.1.16) remain in effect and are correct and complete as of the date of signature of this Amendment Document;

1.3.3
(a) the Borrower obtained all the decisions, agreements, authorizations, permits and approvals required under its documents of incorporation, under the provisions of any law and at the instruction of any authority whatsoever in connection with making this Amendment Document or in connection with the Financing Agreement and its appendices; (b) there is no need to adopt decisions or provide any additional consents or approvals; (c) all measures and acts required were taken to lawfully approve its entering into this Amendment Document; (d) all the Borrower’s undertakings under, within or in connection with this Amendment Document or the Financing Agreement or the other Credit Documents are lawful, in existence, valid, binding and enforceable against it according to their terms.

2.	Amendment of Financing Agreement

Commencing on the date of signature of this Amendment Document:

2.1	Updating the definition of [the] “Additional Permitted Credit”. The definition of [the] “Additional Permitted Credit” in section 2 of the Financing Agreement shall be amended in the following manner:

2.3.1
After the words “current loan account lines of credit” in the first line shall be added the words “(with the exception of current loan account lines of credit provided and/or to be provided by any of the Financiers and which constitute part of the Credit)”.

2.1.2	After the words “and current loan account lines of credit” in the ninth line shall be added the words “(which were provided not by any of the Financiers)”.

2.2
Updating the definition of “Interest Period”. The definition of “Interest Period” in section 2 of the Financing Agreement shall be amended so that the words “longer than one month and shorter” in the sixth line shall be deleted and replaced by the word “shorter”.

2.3	Updating section 3.4 of the Financing Agreement. Section 3.4 of the Financing Agreement shall be amended in the following manner:

2.3.1	After the words “credit card lines of credit” in the second line of the second paragraph shall be added the words “and current loan account lines of credit”.

2.3.2	After the words “credit cards” in the third line of the second paragraph shall be added the words “and current loan account lines of credit”.

After the words “credit card lines of credit” in the fifth line of the second paragraph shall be added the words “and current loan account lines of credit”.

2.3.3	After the words “credit card lines of credit” in the sixth line of the second paragraph shall be added the words “and current loan account lines of credit”.

2.4
Updating section 3.6.1.5 of the Financing Agreement. Section 3.6.1.5 of the Financing Agreement shall be amended so that the words “for another period, provided that the period is longer than one month and shorter than six months” shall be deleted, and shall be replaced by the words “for another period, provided that the period is shorter than six months”.

2.5	Updating section 3.6.1.6 of the Financing Agreement. Section 3.6.1.6 of the Financing Agreement shall be amended so that the words “longer than a month but” shall be deleted.

2.6
Updating section 3.7.2 of the Financing Agreement. Section 3.7.2 of the Financing Agreement shall be amended so that at the beginning of the section, after the words “by a loan for a period” shall be added the word “until (inclusive)”.

2.7
Updating section 3.10 of the Financing Agreement. The final paragraph of section 3.10 of the Financing Agreement which commences with the word “Nothing” and ending with the word “this” shall be deleted and replaced by the following paragraph:

“For the avoidance of doubt, it is clarified that nothing stated in this Agreement shall derogate from the rights of the Borrower to agree with the Financier on the provision and/or the continued existence of the credit card line of credit and the current loan account line of credit at the Financier in question, provided that such credit card line of credit and the current loan account line of credit shall constitute part of the credit”.

2.8	The addition of section 3.11 of the Financing Agreement. After section 3.10 of the Financing Agreement shall be added section 3.11 of the Financing Agreement, in the following wording:

“3.11	It is hereby clarified that the Financiers may provide their share of the credit by means of current loan account lines of creditand that in such case:

3.11.1	The provisions of sections 3.6.1.1, 3.6.1.2, 3.6.1.3, 3.6.1.4, 3.6.1.5, 3.6.1.6, 3.6.2, 3.7 and 3.8 of this Agreement shall not apply in relation to the current loan account lines of credit.

3.11.2	The following provisions shall apply in respect to current loan account lines of credit:

3.11.2.1
Every current loan account line of credit shall be provided for a period of up to one year and shall end at the latest on the final date of payment; the Borrower may cancel the current loan account line of credit provided to it at any time.

A current loan account line of credit whose term has ended is renewable upon consent between the Borrower and the Financier providing it.

3.11.2.2	The interest on the current loan account line of credit shall be determined upon consent between the Borrower and the Financier providing it, provided that it shall not exceed the Loan Interest.

3.11.2.3	The interest payment date in respect of the current loan account line of credit shall be determined upon consent between the Borrower and the Financier providing it.

3.11.2.4	Withdrawal from a current loan account line of credit is not limited by a minimum amount.

3.11.2.5
The current loan account line of credit provided shall be determined upon consent between the Borrower and the Financier providing it, but shall not exceed at any time – the Financier’s share of the credit minus the other credit components utilized by the Borrower at the Financier in question.

2.9	Replacement of Appendix 3.6.1.1 of the Financing Agreement. Appendix 3.6.1.1 of the Financing Agreement shall be replaced by Appendix 3.6.1.1 of this Amendment Document.

3.	Miscellaneous

3.1
Unless explicitly determined otherwise in this Amendment Document, the conditions and undertakings set forth in this Amendment Document do not derogate or prejudice or alter any other undertaking of the Borrower to the Financiers or the validity of any security whatsoever provided in favor of the Security Trustee for the Financiers according to and under the Financing Agreement or the other Credit Documents or any other document or agreement delivered or to be delivered to the Financiers or any office holder in connection with the credit, and they shall continue to remain in full and binding effect, including any provisions relating to the rights of the Financiers to make the credit immediately payable, all pursuant and subject to the terms and conditions of the Credit Documents.

3.2
This Amendment Document, unless explicitly stated herein otherwise, is in addition to and shall not derogate from, alter or prejudice the provisions of the Financing Agreement and the Amendment Documents, and except as explicitly stated in this Amendment Document, all rights of the Financiers and the Borrower under the Financing Agreement, the Amendment Documents and under the provisions of any law, are saved absolutely.

3.3	This Amendment Document may be signed by the Parties to it in one copy or several separate copies by any of the Parties, which shall jointly constitute one document.

In witness whereof, the Parties hereto affix their signature:

( - ) ( - ) __________________________ Ceragon Networks Ltd.	___________________________ Bank Hapoalim Ltd. (as Financier, in its position as Credit Manager and in its position as Security Trustee)
___________________________________ First International Bank of Israel Ltd. (as Financier)
________________________ HSBC Bank PLC (as Financier)
___________________________ Bank Leumi Le-Israel B.M. (as Financier)
Attorney certification

I, the undersigned, Zvi Maayan, Adv., attorney license no. 19688, serving as legal advisor to Ceragon Networks Ltd. (the “Borrower”), hereby certify that this Amendment Document was duly signed by the Borrower, by means of Doron Arazi, I.D. no. 058148107 and Ran Vered, I.D. no. 030682743, according to a resolution of the Borrower which was duly adopted, and in accordance with the Borrower’s updated documents of incorporation. Likewise, I hereby certify that this agreement was signed by those persons with authority to bind the Borrower, whose signature on this agreement binds the Borrower for all intents and purposes.

March 23, 2022 ___________________________ Date	Zvi Maayan, Adv. Attorney license no. 19688 ( - ) ________________________ Attorney signature and stamp

Appendix 3.6.1.1

Date:           _______________
To:
_________________ (hereinafter, the “Financier”)

Dear Sir/Madam,
Re:          Ceragon Networks Ltd. – Withdrawal Application1
Pursuant to the Provisions of the Financing Agreement of March 14, 2013

Pursuant to the provisions of section 3.6 of the Financing Agreement signed on March 14, 2013 between us and the Financiers specified in Appendix 1 of the aforesaid Financing Agreement and Bank Hapoalim Ltd., in its capacity as Credit Manager and Security Trustee, including its appendices and/or any amendment and/or addendum and/or modification thereto (hereinafter, the “Financing Agreement”), and subject to the provisions of the Financing Agreement, we hereby write to you as follows:

4.
We hereby request that you provide us, on ___________ / by no later than _________ (hereinafter, the “Withdrawal Date”) with a loan in the amount of ________________ (_________________) US Dollars[2] (hereinafter, the “Withdrawal Amount”)[3] for a period of [4]: month / two months / three months / six months / another period of5: _________ (hereinafter, the “Loan Period”), which shall bear variable interest at the rate of LIBOR[6] (for a period of _________) with an additional rate of __% per annum (subject only to your having provided us with the Withdrawal Amount in our account at your bank on the requested Withdrawal Date constituting your approval of the aforesaid interest rate7) with an Interest Period of:[8] month / three months / six months / another period of: ____________ (hereinafter, the “Interest Period”).

[1]
The Withdrawal Application must be delivered to the Financier by registered mail, fax or in any other manner to be agreed with the Financier. If on the date of submission of the Application an original copy of the Application is not delivered, the Financier must be furnished with an original copy of the Withdrawal Application by registered mail by no later than 7 (seven) business days after the date of this Withdrawal Application.

[2]
In the event it is agreed in advance and in writing with the relevant Financier that the loan will be provided in New Israeli Shekels or in foreign currency which is not US dollars, the currency name shall be altered.

[3]	Please specify an amount of not less than 200,000 (Two Hundred Thousand) US dollars.
[4]	Please choose the relevant loan period.
[5]	Another loan period may be chosen, if the prior written consent of the relevant Financier is granted, provided that the period is shorter than six months.
[6]
In the event it is agreed in advance and in writing with the relevant Financier that the loan will be provided in New Israeli Shekels, “LIBOR” shall be replaced by the quoted basic interest rate - “Prime”.

[7]	It is hereby clarified, for the avoidance of doubt only, that nothing in this Withdrawal Application shall derogate from the provisions of the Financing Agreement in relation to withdrawal of loans.
[8]
The Interest Period in relation to a loan shall be one month; however, (a) in relation to loans for a period of three months an Interest Period of three months may be chosen, (b) in relation to loans for a period of six months, an Interest Period of three months or six months may be chosen, (c) in relation to loans for a period which is longer than three months but shorter than six months (not including six months), another Interest Period may be chosen, if the Financier’s prior written consent was given for this.

5.	The nominal annual interest rate as of ____________ is __%.

6.	The adjusted annual interest rate as of ____________ is __%.

7.	The nominal annual arrearage interest rate as of _________ is __%.

8.	The adjusted annual arrearage interest rate as of _________ is __%.

9.	We hereby declare and undertake the following:

9.1	The Withdrawal Date is a business day during the availability period;

9.2	The Withdrawal Amount requested does not exceed the unutilized balance of the line of credit of the loans at the Financier;

9.3	The Loan Period does not terminate after the final date of payment;

9.4
No event of default occurred (without taking into account cure and/or waiting periods, if any are granted under the provisions of the Financing Agreement), which was not remedied by the date of this Withdrawal Application and no event of default shall occur (without taking into account cure and/or waiting periods, if any are granted under the provisions of the Financing Agreement) in consequence of provision of the loan under this Withdrawal Application;

9.5
All the representations set forth in section 15 of the Financing Agreement, with the exception of those set forth in sections 15.1.2, 15.1.3(a), 15.1.5, 15.1.6, 15.1.10, 15.1.11, 15.1.16, 15.1.25, and 15.1.28 to 15.1.30 of the Finance Agreement are correct and accurate, as of the Withdrawal Date.

10.	Every term not defined in this Withdrawal Application shall have the meaning given to it in the Financing Agreement.

11.	Our application is being submitted pursuant to the provisions of the Financing Agreement and constitutes a Credit Document, as this agreement term is defined in the Financing Agreement.

Sincerely,

( - )
____________________
Ceragon Networks Ltd.